Exhibit 8(c)

                               CUSTODIAN AGREEMENT

     AGREEMENT made as of this 1st day of July, 1988, between Scudder Global Fund, Inc. (the "Corporation"), on behalf of Scudder International Bond Fund, a series of the Corporation, (the "Fund"), and Brown Brothers Harriman & Co. (the "Custodian").

     WITNESSETH: That in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

     1. The Corporation on behalf of the Fund hereby employs and appoints the Custodian as a custodian for the term and subject to the provisions of this Agreement. The Corporation agrees to deliver to the Custodian all securities and cash owned by the Fund, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Fund from time to time, and the cash consideration received by it for such new or treasury shares of capital stock of the Fund as may be issued or sold from time to time.

     The Custodian shall not be under any duty or obligation to require the Corporation to deliver to it any securities or funds owned by the Fund and shall have no responsibility or liability for or on account of securities or funds not so delivered. The Corporation will deposit with the Custodian copies of the Certificate of Incorporation and By-Laws (or comparable documents) of the Corporation and all amendments thereto, and copies of such votes and other proceedings of the Corporation with respect to the Fund as may be necessary for or convenient to the Custodian in the performance of its duties.

     It is understood that as used in this Agreement, the term "securities" shall include futures contracts and options.

     2. Except for securities and funds held by subcustodians appointed pursuant to the provisions of Section 3 hereof, the Custodian shall have and perform the following powers and duties:

     A. Safekeeping - To keep safely the securities of the Fund that have been delivered to the Custodian and from time to time to receive delivery of securities for safekeeping.

     B. Manner of Holding Securities - To hold securities of the Fund (1) by physical possession of the share certificates or other instruments representing such securities in registered or bearer form or of the broker's receipts or confirmations for futures contracts, options and similar securities, or (2) in book-entry form by a Securities System (as said term is defined in Section 2V).

     C. Registered Name; Nominee - To hold registered securities of the Fund (1) in the name or any nominee name of the

Custodian or the Fund, or in the name or any nominee name of any agent appointed pursuant to Section 6E, or (2) in street certificate form, so-called, and in any case with or without any indication of fiduciary capacity.

     D. Purchases - Upon receipt of proper instructions, and insofar as funds are available for the purpose, to pay for and receive securities purchased for the account of the Fund, payment being made only upon receipt of the securities
(1) by the Custodian, or (2) by a clearing corporation of a national securities exchange of which the Custodian is a member, or (3) by a Securities System. However, (i) in the case of repurchase agreements entered into by the Corporation on behalf of the Fund, the Custodian (as well as a Subcustodian or an Agent, as defined in Section 2G) may release funds to a Securities System prior to the receipt of advice from the Securities System that the securities underlying such repurchase agreement have been transferred by book entry into the Account (as defined in Section 2V) of the Custodian (or such Subcustodian or Agent) maintained with such Securities System, and (ii) in the case of futures contracts, options and similar securities or time deposits, call account deposits, currency deposits, and other deposits pursuant to Sections 2M, 2N and 2O, the Custodian may make payment therefor without receiving an instrument evidencing said contract, option, security or deposit.

     E. Exchanges - Upon receipt of proper instructions, to exchange Securities held by it for the account of the Fund for other securities in connection with any reorganization, recapitalization, split-up of shares, change of par value, conversion or other event, and to deposit any such securities in accordance with the terms of any reorganization or protective plan. Without such instructions, the Custodian may surrender securities in temporary form for definitive securities, may surrender securities for transfer into a name or nominee name as permitted in Section 2C, and may surrender securities for a different number of certificates or instruments representing the same number of shares or same principal amount of indebtedness, provided the securities to be issued are to be delivered to the Custodian.

     F. Sales of Securities - Upon receipt of proper instructions, to make delivery of securities which have been sold for the account of the Fund, but only against payment therefor (1) in cash, by a certified check, bank cashier's check, bank credit, or bank wire transfer, or (2) by credit to the account of the Custodian with a clearing corporation of a national securities exchange of which the Custodian is a member, or (3) by credit to the account of the Custodian or an Agent of the Custodian with a Securities System.

     G. Depositary Receipts - Upon receipt of proper instructions, to instruct a subcustodian appointed pursuant to

Section 3 hereof (a "Subcustodian") or an agent of the Custodian appointed pursuant to Section 6E hereof (an "Agent") to surrender securities to the depositary used by an issuer of American Depositary Receipts or International Depositary Receipts (hereinafter collectively referred to as "ADRs") for such securities against a written receipt therefor adequately describing such securities and written evidence satisfactory to the Subcustodian or Agent that the depositary has acknowledged receipt of instructions to issue with respect to such securities ADRs in the name of the Custodian, or a nominee of the Custodian, for delivery to the Custodian in Boston, Massachusetts, or at such other place as the Custodian may from time to time designate.

     Upon receipt of proper instructions, to surrender ADRs to the issuer thereof against a written receipt therefor adequately describing the ADRs surrendered and written evidence satisfactory to the Custodian that the issuer of the ADRs has acknowledged receipt of instructions to cause its depositary to deliver the securities underlying such ADRs to a Subcustodian or an Agent.

     H. Exercise of Rights; Tender Offers - Upon receipt of proper instructions, to deliver to the issuer or trustee thereof, or to the agent of either, warrants, puts, calls, futures contracts, options, rights or similar securities for the purpose of being exercised or sold, provided that the new securities and cash, if any, acquired by such action are to be delivered to the Custodian, and, upon receipt of proper instructions, to deposit securities upon invitations for tenders or securities, provided that the consideration is to be paid or delivered or the tendered securities are to be returned to the Custodian.

     I. Stock Dividends, Rights, Etc. - To receive and collect all stock dividends, rights and other items of like nature; and to deal with the same pursuant to proper instructions relative thereto.

     J. Options - Upon receipt of proper instructions, to receive and retain confirmations or other documents evidencing the purchase or writing of an option on a security or securities index by the Corporation on behalf of the Fund; to deposit and maintain in a segregated account, either physically or by book-entry in a Securities System, securities subject to a covered call option written by the Corporation on behalf of the Fund; and to release and/or transfer such securities or other assets only in accordance with a notice or other communication evidencing the expiration, termination or exercise of such covered option furnished by The Options Clearing Corporation, the securities or options exchange on which such covered option is traded or such other organization as may be responsible for handling such options transactions.

     K. Futures Contracts - Upon receipt of proper instructions, to receive and retain confirmations evidencing the purchase or sale of a futures contract or an option on a futures contract by the Corporation on behalf of the Fund; to deposit and maintain in a segregated account, for the benefit of any futures commission merchant, assets designated by the Corporation on behalf of the Fund as initial, maintenance or variation "margin" deposits intended to secure the Fund's performance of its obligations under any futures contracts purchased or sold or any options on futures contracts written by the Corporation on behalf of the Fund, in accordance with the provisions of any agreement or agreements among any of Corporation on behalf of the Fund, the Custodian and such futures commission merchant, designed to comply with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding such margin deposits; and to release and/or transfer assets in such margin accounts only in accordance with any such agreements or rules.

     L. Borrowings - Upon receipt of proper instructions, to deliver securities of the Fund to lenders or their agents as collateral for borrowings effected by the Corporation on behalf of the Fund, but only against receipt of the amounts borrowed, provided that if such collateral is held in book-entry form by a Securities System (as defined, in Section 2V), such collateral may be transferred by book-entry to such lender or its agent against receipt by the Custodian of an undertaking by such lender to pay such borrowed money to or upon the Custodian's order on the next business day following such transfer of collateral.

     M. Demand Deposit Bank Accounts - To open and operate an account or accounts in the name of the Fund on the Custodian's books subject only to draft or order by the Custodian. All funds received by the Custodian from or for the account of the Fund shall be deposited in said account(s). The responsibilities of the Custodian to the Fund for deposits accepted on the Custodian's books shall be that of a U.S. bank for a similar deposit.

     If and when authorized by proper instructions, the Custodian may open and operate an additional account(s) in such other banks or trust companies as may be designated by the Fund in such instructions (any such bank or trust company so designated by the Fund being referred to hereafter as a "Banking Institution"), provided that such account(s) shall be in the name of the Custodian for account of the Corporation on behalf of the Fund and subject only to the Custodian's draft or order. Such accounts may be opened with Banking Institutions in the United States and in other countries and may be denominated in either U.S. Dollars or other currencies as the Corporation on behalf of the Fund may determine. All such deposits shall be deemed to be portfolio securities of the Fund and accordingly the responsibility of the Custodian therefor shall be the same as and no greater than the Custodian's responsibility in respect of other portfolio securities of the Fund.

     N. Interest Bearing Call or Time Deposits - To place interest bearing fixed term and call deposits with such banks and in such amounts as the Corporation on behalf of the Fund may authorize pursuant to proper instructions. Such deposits may be placed with the Custodian or with Subcustodians or other Banking Institutions as the Corporation may determine. Deposits may be denominated in U.S. Dollars or other currencies and need not be evidenced by the issuance or delivery of a certificate to the Custodian, provided that the Custodian shall include in its records with respect to the assets of the Fund, appropriate notation as to the amount and currency of each such deposit, the accepting Banking Institution, and other appropriate details. Such deposits, other than those placed with the Custodian, shall be deemed portfolio securities of the Fund and the responsibilities of the Custodian therefor shall be the same as those for demand deposit bank accounts placed with other banks, as described in the second paragraph of Section 2M of this Agreement. The responsibility of the Custodian for such deposits accepted on the Custodian's books shall be that of a U.S. bank for a similar deposit.

     O. Foreign Exchange Transactions - Pursuant to proper instructions, to enter into foreign exchange contracts to purchase and sell foreign currencies for spot and future delivery on behalf and for the account of the Fund, and in connection therewith to receive and retain receipts, confirmations or other documents evidencing such contracts and to deposit and maintain cash or designated securities in a segregated account and to release and/or transfer assets held in such account only in accordance with such proper instructions. Such transactions may be undertaken by the Custodian with such Banking Institutions, including the Custodian and Subcustodian(s) as principals, as approved and authorized by the Corporation on behalf of the Fund. Foreign exchange contracts, other than those executed with the Custodian, shall be deemed to be portfolio securities of the Fund and the responsibilities of the Custodian therefor shall be the same as those for demand deposit bank accounts placed with other banks as described in the second paragraph of Section 2M of this Agreement.

     P. Stock Loans - Upon receipt of proper instructions, to deliver securities of the Fund, in connection with loans of securities by the Corporation on behalf of the Fund, to the borrower thereof but only against receipt of such collateral as the Corporation shall instruct; except that in connection with any loans for which collateral is to be credited to the Custodian's Account in a book-entry system referred to in Section 2V(ii) hereof, the Custodian may deliver securities prior to the credit of such collateral, provided that the Custodian shall promptly notify the Corporation on behalf of the Fund if such collateral is not credited.

     Q. Collections - To collect, receive and deposit in the account or accounts referred to in Section 2M all income and other payments with respect to the securities held hereunder, and to execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to securities of the Fund or in connection with transfer of securities, and pursuant to proper instructions to take other actions, which involve an investment decision, with respect to collection or receipt of funds or transfer of securities.

     R. Dividends, Distributions and Redemption - Upon receipt of proper instructions from the Corporation, or upon receipt of instructions from the Corporation's shareholder servicing agent or agent with comparable duties (the "Shareholder Servicing Agent") (given by such person or persons and in such manner on behalf of the Shareholder Servicing Agent as the Corporation shall have authorized), the Custodian shall release funds or securities to the Shareholder Servicing Agent or otherwise apply funds or securities, insofar as available, for the payment of dividends or other distributions to Fund shareholders. Upon receipt of proper instructions from the Corporation, or upon receipt of instructions from the Shareholder Servicing Agent (given by such person or persons and in such manner on behalf of the Shareholder Servicing Agent as the Corporation shall have authorized), the Custodian shall release funds or securities, insofar as available, to the Shareholder Servicing Agent or as such Agent shall otherwise instruct for payment to Fund shareholders who have delivered to such Agent a request for repurchase or redemption of their shares of capital stock of the Fund.

     S. Proxies, Notices, Etc. - Promptly to deliver or mail to the Corporation all forms of proxies and all notices of meetings and any other notices or announcements affecting or relating to securities owned by the Fund that are received by the Custodian, and upon receipt of proper instructions, to execute and deliver or cause its nominee to execute and deliver such proxies or other authorizations as may be required. Neither the Custodian nor its nominee shall vote upon any of such securities or execute any proxy to vote thereon or give any consent or take any other action with respect thereto (except as otherwise herein provided) unless ordered to do so by proper instructions.

     T. Bills - Upon receipt of proper instructions, to pay or cause to be paid, insofar as funds are available for the purpose, bills, statements or other obligations of the Fund.

     U. Nondiscretionary Details - Without the necessity of express authorization from the Corporation (1) to attend to all nondiscretionary details in connection with the sale, exchange, substitution, purchase, transfer or other dealings with securities, funds or other property of the Fund held by the Custodian except as otherwise directed from time to time by the Board of Directors of the Corporation, and (2) to make payments to itself or others for minor expenses of handling securities or other similar items relating to the Custodian's duties under this Agreement, provided that all such payments shall be accounted for to the Corporation.

     V. Deposit of Fund Assets in Securities Systems - The Custodian may deposit and/or maintain securities owned by the Fund in (i) The Depository Trust Company, (ii) any book-entry system as provided in Subpart O of Treasury Circular No. 300, 31 CFR 306, Subpart B of 31 CRF Part 350, or the book-entry regulations of federal agencies substantially in the form of Subpart O, or (iii) any other domestic clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934 which acts as a securities depository and whose use the Corporation has previously approved in writing (each of the foregoing being referred to in this Agreement as a "Securities System"). Utilization of a Securities System shall be in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

     (1) The Custodian may deposit and/or maintain Fund securities, either directly or through one or more Agents appointed by the Custodian (provided that any such Agent shall be qualified to act as a custodian of the Fund pursuant to the Investment Company Act of 1940 and the rules and regulations thereunder), in a Securities System provided that such securities are represented in an account ("Account") of the Custodian or such Agent in the Securities System which shall not include any assets of the Custodian or Agent other than assets held as a fiduciary, custodian, or otherwise for customers;

     (2) The records of the Custodian with respect to securities of the Fund which are maintained in a Securities System shall identify by book-entry those securities belonging to the Fund;

     (3) The Custodian shall pay for securities purchased for the account of the Fund upon (i) receipt of advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. The Custodian shall transfer securities sold for the account of the Fund upon (i) receipt of advice from the Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund. Copies of all advices from the Securities System of transfers of securities for the account of the Fund shall identify the Fund, be maintained for the Fund by the Custodian or an Agent as referred to above, and be provided to the Fund at its request. The Custodian shall furnish the Fund confirmation of each transfer to or from the account of the Fund in the form of a written advice or notice and shall furnish to the Fund copies of daily transaction sheets reflecting each day's transactions in the Securities System for the account of the Fund on the next business day;

     (4) The Custodian shall provide the Corporation with any report obtained by the Custodian or any Agent as referred to above on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System; and the Custodian and such Agents shall send to the Corporation such reports on their own systems of internal accounting control as the Corporation may reasonably request from time to time; and

     (5) At the written request of the Corporation, the Custodian will terminate the use of any such Securities System on behalf of the Fund as promptly as practicable.

     W. Other Transfers - To deliver securities, funds and other property of the Fund to a Subcustodian or another custodian of the Fund; and, upon receipt of proper instructions, to make such other disposition of securities, funds or other property of the Fund in a manner other than or for purposes other than as enumerated elsewhere in this Agreement, provided that the instructions relating to such disposition shall include a statement of the purpose for which the delivery is to be made, the amount of securities to be delivered and the name of the person or persons to whom delivery is to be made.

     X. Investment Limitations - In performing its duties generally, and more particularly in connection with the purchase, sale and exchange of securities made by or for the Fund, the Custodian may assume unless and until notified in writing to the contrary that proper instructions received by it are not in conflict with or in any way contrary to any provisions of the Corporation's Certificate of Incorporation or By-Laws (or comparable documents) or votes or proceedings of the shareholders or Directors of the Corporation. The Custodian shall in no event be liable to the Fund and shall be indemnified by the Corporation for any violation of any investment limitations to which the Fund is subject or other limitations with respect to the Corporation's powers to make expenditures, encumber securities, borrow or take similar actions affecting its portfolio.

     Y. Proper Instructions - Proper instructions shall mean a tested telex from the Corporation on behalf of the Fund or a written request, direction, instruction or certification signed or initialled by the Corporation on behalf of the Fund by one or more person or persons as the Board of Directors of the Corporation shall have from time to time authorized, provided, however, that no such instructions directing the delivery of securities or the payment of funds to an authorized signatory of the Corporation shall be signed by such person. Those persons authorized to give proper instructions may be identified by the Board of Directors by name, title or position and will include at least one officer empowered by the Board to name other individuals who are authorized to give proper instructions by the Corporation on behalf of the Fund. Telephonic or other oral instructions given by any one of the above persons will be considered proper instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. Oral instructions will be confirmed by tested telex or in writing in the manner set forth above but the lack of such confirmation shall in no way affect any action taken by the Custodian in reliance upon such oral instructions. Proper instructions may relate to specific transactions or to types or classes of transactions, and may be in the form of standing instructions.

     Proper instructions may include communications effected directly between electro-mechanical or electronic devices or systems, in addition to tested telex, provided that the Corporation and the Custodian agree in writing to the use of such device or system.

     3. Securities, funds and other property of the Fund may be held by subcustodians appointed pursuant to the provisions of this Section 3 (a "Subcustodian"). The Custodian may, at any time and from time to time, appoint any bank or trust company (meeting the requirements of a custodian or a foreign custodian under the Investment Company Act of 1940 and the rules and regulations thereunder) to act as a Subcustodian for the Fund, provided that the Corporation shall have approved in writing (1) any such bank or trust company and the subcustodian agreement to be entered into between such bank or trust company and the Custodian, and (2) the Subcustodian's offices or branches at which the Subcustodian is authorized to hold securities, cash and other property of the Fund. Upon such approval by the Corporation, the Custodian is authorized on behalf of the Fund to notify each Subcustodian of its appointment as such. The Custodian may, at any time in its discretion, remove any bank or trust company that has been appointed as a Subcustodian.

     Those Subcustodians, their offices or branches which the Corporation has approved to date are set forth on Appendix A hereto. Such Appendix shall be amended from time to time as Subcustodians, branches or offices are changed, added or deleted, The Corporation shall be responsible for informing the Custodian sufficiently in advance of a proposed investment which is to be held at a location not listed on Appendix A, in order that there shall be sufficient time for the Corporation to give the approval required by the preceding paragraph and for the Custodian to put the appropriate arrangements in place with such Subcustodian pursuant to such subcustodian agreement.

     If the Corporation on behalf of the Fund shall have invested in a security to be held in a location before the foregoing procedures have been completed, such security shall be held by such agent as the Custodian may appoint unless and until the Corporation shall instruct the Custodian to move the security into the possession of the Custodian or a Subcustodian. In any event, the Custodian shall be liable to the Corporation for the actions of such agent if and only to the extent the Custodian shall have recovered from such agent for any damages caused the Fund by such agent.

     With respect to the securities and funds held by a Subcustodian, either directly or indirectly, including demand and interest bearing deposits, currencies or other deposits and foreign exchange contracts as referred to in Sections 2M, 2N or 2O, the Custodian shall be liable to the Corporation on behalf of the Fund if and only to the extent that such Subcustodian is liable to the Custodian and the Custodian recovers under the applicable subcustodian agreement. The Custodian shall nevertheless be liable to the Corporation on behalf of the Fund for its own negligence in transmitting any instructions received by it from the Corporation on behalf of the Fund and for its own negligence in connection with the delivery of any securities or funds held by it to any such Subcustodian.

     In the event that any Subcustodian appointed pursuant to the provisions of this Section 3 fails to perform any of its obligations under the terms and conditions of the applicable subcustodian agreement, the Custodian shall use its best efforts to cause such Subcustodian to perform such obligations. In the event that the Custodian is unable to cause such Subcustodian to perform fully its obligations thereunder, the Custodian shall forthwith upon the Corporation's request terminate such Subcustodian and, if necessary or desirable, appoint another subcustodian in accordance with the provisions of this Section 3. At the election of the Corporation, it shall have the right to enforce, to the extent permitted by the subcustodian agreement and applicable law, the Custodian's rights against any such Subcustodian for loss or damage caused the Fund by such Subcustodian.

     At the written request of the Corporation, the Custodian will terminate any Subcustodian appointed pursuant to the provisions of this Section 3 in accordance with the termination provisions under the applicable subcustodian agreement. The Custodian will not amend any subcustodian agreement or agree to change or permit any changes thereunder except upon the prior written approval of the Corporation.

     In the event the Custodian intends to make any payment to a Subcustodian under the indemnification provisions of any subcustodian agreement, the Custodian shall give the Corporation written notice of such intention no less than thirty (30) days prior to the date such payment is to be made. The Corporation shall be obligated promptly to reimburse the Custodian the amount of such payment, unless the Corporation shall, within thirty (30) days of receipt of the Custodian's notice, object in writing to such payment to the Subcustodian or to reimbursement of the Custodian (i) because the Corporation disputes the right of the Subcustodian to be so indemnified or (ii) because the Corporation believes that the Custodian was or might have been responsible by reason of the Custodian's negligence or misconduct for the event or occurrence giving rise to the Subcustodian's demand for indemnification. In the event the Corporation, at the direction of its Board of Directors or any Executive Committee thereof, shall give written notice of such objection and the reasons therefor, the Custodian may nevertheless make such payment to the Subcustodian, but without prejudice to the Corporation's right to refuse to reimburse the Custodian if the Corporation's objection under clause (i) or (ii) above shall be upheld in an appropriate judicial or other proceeding; or in the alternative, the Custodian may refuse to pay the indemnification demanded by the Subcustodian and the Custodian shall in such event defend against any judicial or other proceeding brought against the Custodian by the Subcustodian to obtain such indemnification. Such defense shall be conducted by counsel reasonably satisfactory to both the Corporation and the Custodian. The Corporation shall be entitled to participate in any such proceeding with separate counsel of its own choice if it believes its position might otherwise be compromised and, if the Corporation or the Custodian believes there may be a conflict in the respective positions of the Corporation and the Custodian, then each may retain separate counsel of its own choice. The Corporation shall bear the costs and expenses of defending against the Subcustodian's claim, and the Corporation shall indemnify the Custodian and hold it harmless from all claims, liabilities, judgments, costs and expenses (including counsel fees) and settlements of such claim (provided that such settlement shall have been effected with the Corporation's written consent) incurred or assessed against the Custodian. Notwithstanding the foregoing, if it shall be determined in an appropriate proceeding, including in a proceeding as aforesaid brought by the Subcustodian, that, although the Subcustodian was entitled to indemnification the Custodian was not entitled to reimbursement by the Corporation because the Custodian was responsible by reason of its negligence or misconduct for the occurrence or event giving rise to the Subcustodian's right to indemnification, then in such event the Corporation shall not be obligated to indemnify the Custodian as aforesaid and the Custodian shall reimburse the Corporation for any amounts paid by the Corporation to Custodian in respect of the costs and expenses of defending against the Subcustodian's claim.

     4. The Custodian may assist generally in the preparation of reports to Fund shareholders, regulatory authorities and others, audits of accounts, and other ministerial matters of like nature.

     5. The Corporation hereby also appoints the Custodian as its financial agent on behalf of the Fund. With respect to the appointment as financial agent, the Custodian shall have and perform the following powers and duties:

     A. Records - To create, maintain and retain such records relating to the Fund's activities and obligations under this Agreement as are required under the Investment Company Act of 1940 and the rules and regulations thereunder (including Section 31 thereof and Rules 31a-l and 31a-2 thereunder) and under applicable Federal and State tax laws and administrative regulations. All such records will be the property of the Fund and in the event of termination of this Agreement shall be delivered to the successor custodian.

     B. Accounts - To keep books of account and render statements, including interim monthly and complete quarterly financial statements, or copies thereof, from time to time as reasonably requested by proper instructions.

     C. Access to Records - Subject to security requirements of the Custodian applicable to its own employees having access to similar records within the Custodian and such regulations as may be reasonably imposed by the Custodian, the books and records maintained by the Custodian pursuant to Sections 5A and 5B shall be open to inspection and audit at reasonable times by officers of, attorneys for, and auditors employed by, the Corporation.

     D. Calculation of Net Asset Value - To compute and determine the net asset value per share of capital stock of the Fund as of the close of business on the New York Stock Exchange on each day on which such Exchange is open, unless otherwise directed by proper instructions. Such computation and determination shall be made in accordance with (1) the provisions of the Certificate of Incorporation and By-Laws of the Corporation, as they may from time to time be amended and delivered to the Custodian, (2) the votes of the Board of Directors of the Corporation at the time in force and applicable, as they may from time to time be delivered to the Custodian, and

(3) proper instructions from such officers of the Corporation or other persons as are from time to time authorized by the Board of Directors of the Corporation to give instructions with respect to computation and determination of the net asset value. On each day that the Custodian shall compute the net asset value per share of the Fund, the Custodian shall provide the Corporation with written reports which permit the Corporation to verify that portfolio transactions have been recorded in accordance with the Corporation's instructions.

     In computing the net asset value, the Custodian may rely upon any information furnished by proper instructions, including without limitation any information (1) as to accrual of liabilities of the Fund and as to liabilities of the Fund not appearing on the books of account kept by the Custodian, (2) as to the existence, status and proper treatment of reserves, if any, authorized by the Corporation on behalf of the Fund, (3) as to the sources of quotations to be used in computing the net asset value, including those listed in Appendix B, (4) as to the fair value to be assigned to any securities or other property for which price quotations are not readily available, and (5) as to the sources of information with respect to "corporate actions" affecting portfolio securities of the Fund, including those listed in Appendix B. (Information as to "corporate actions" shall include information as to dividends, distributions, stock splits, stock dividends, rights offerings, conversions, exchanges, recapitalizations, mergers, redemptions, calls, maturity dates and similar transactions, including the ex- and record dates and the amounts or other terms thereof.)

     In like manner, the Custodian shall compute and determine the net asset value as of such other times as the Board of Directors of the Corporation from time to time may reasonably request.

     Notwithstanding any other provisions of this Agreement, including Section 6C, the following provisions shall apply with respect to the Custodian's foregoing responsibilities in this Section 5D: The Custodian shall be held to the exercise of reasonable care in computing and determining net asset value as provided in this Section 5D, but shall not be held accountable or liable for any losses, damages or expenses the Fund or any shareholder or former shareholder of the Fund may suffer or incur arising from or based upon errors or delays in the determination of such net asset value unless such error or delay was due to the Custodian's negligence, gross negligence or reckless or willful misconduct in determination of such net asset value. (The parties hereto acknowledge, however, that the Custodian's causing an error or delay in the determination of net asset value may, but does not in and of itself, constitute negligence, gross negligence or reckless or willful misconduct.) In no event shall the Custodian be liable or responsible to the Fund, any present or former shareholder of the Fund or any other party for any error or delay which continued or was undetected after the date of an audit performed by the certified public accountants employed by the Corporation on behalf of the Fund if, in the exercise of reasonable care in accordance with generally accepted accounting standards, such accountants should have become aware of such error or delay in the course of performing such audit. The Custodian's liability for any such negligence, gross negligence or reckless or willful misconduct which results in an error in determination of such net asset value shall be limited to the direct, out-of-pocket loss the Fund, shareholder or former shareholder shall actually incur, measured by the difference between the actual and the erroneously computed net asset value, and any expenses the Fund shall incur in connection with correcting the records of the Fund affected by such error (including charges made by the Fund's registrar and transfer agent for making such corrections) or communicating with shareholders or former shareholders of the Fund affected by such error.

     Without limiting the foregoing, the Custodian shall not be held accountable or liable to the Fund, any shareholder or former shareholder thereof or any other person for any delays or losses, damages or expenses any of them may suffer or incur resulting from (1) the Custodian's failure to receive timely and suitable notification concerning quotations or corporate actions relating to or affecting portfolio securities of the Fund or (2) any errors in the computation of the net asset value based upon or arising out of quotations or information as to corporate actions if received by the Custodian either (i) from a source which the Custodian was authorized pursuant to the second paragraph of this Section 5D to rely upon, or (ii) from a source which in the Custodian's reasonable judgment was as reliable a source for such quotations or information as the sources authorized pursuant to that paragraph. Nevertheless, the Custodian will use its best judgment in determining whether to verify through other sources any information it has received as to quotations or corporate actions if the Custodian has reason to believe that any such information might be incorrect.

     In the event of any error or delay in the determination of such net asset value for which the Custodian may be liable, the Corporation and the Custodian will consult and make good faith efforts to reach agreement on what actions should be taken in order to mitigate any loss suffered by the Fund or its present or former shareholders, in order that the Custodian's exposure to liability shall be reduced to the extent possible after taking into account all relevant factors and alternatives. Such actions might include the Corporation or the Custodian taking reasonable steps to collect from any shareholder or former shareholder who has received any overpayment upon redemption of shares such overpaid amount or to collect from any shareholder who has underpaid upon a purchase of shares the amount of such underpayment or to reduce the number of shares issued to such shareholder. It is understood that in attempting to reach agreement on the actions to be taken or the amount of the loss which should appropriately be borne by the Custodian, the Corporation and the Custodian will consider such relevant factors as the amount of the loss involved, the Corporation's desire to avoid loss of shareholder good will, the fact that other persons or entities could have been reasonably expected to have detected the error sooner than the time it was actually discovered, the appropriateness of limiting or eliminating the benefit which shareholders or former shareholders might have obtained by reason of the error, and the possibility that other parties providing services to the Fund might be induced to absorb a portion of the loss incurred.

     E. Disbursements - Upon receipt of proper instructions, to pay or cause to be paid, insofar as funds are available for the purpose, bills, statements and other obligations of the Fund (including but not limited to interest charges, taxes, advisory fees, compensation to the Corporation's officers and employees, and other operating expenses of the Fund).

     6. A. The Custodian shall not be liable for any action taken or omitted in reliance upon proper instructions reasonably believed by it to be genuine or upon any other written notice, request, direction, instruction, certificate or other instrument believed by it to be genuine and signed by the proper party or parties.

     The Secretary or Assistant Secretary of the Corporation shall certify to the Custodian the names, signatures and scope of authority of all persons authorized to give proper instructions or any other such notice, request, direction, instruction, certificate or instrument on behalf of the Fund, the names and signatures of the officers of the Corporation, the name and address of the Shareholder Servicing Agent, and any resolutions, votes, instructions or directions of the Corporation's Board of Directors or shareholders. Such certificate may be accepted and relied upon by the Custodian as conclusive evidence of the facts set forth therein and may be considered in full force and effect until receipt of a similar certificate to the contrary.

     So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement.

     The Custodian shall be entitled, at the expense of the Fund, to receive and act upon advice of counsel (who may be counsel for the Corporation) on all matters, and the Custodian shall be without liability for any action reasonably taken or omitted pursuant to such advice.

     B. With respect to the portfolio securities, cash and other property of the Fund held by a Securities System, the Custodian shall be liable to the Fund for any loss or damage to the Fund resulting from use of the Securities System if caused by any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from any failure of the Custodian or any such agent to enforce effectively such rights as it may have against the Securities System. At the election of the Corporation, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Fund has not been made whole for any such loss or damage. The Custodian shall be subject to the same responsibility with respect to all securities of the Fund, and all cash, stock dividends, rights and items of like nature to which the Fund is entitled, held or received by such Securities System, as if the same where held or received by the Custodian at its own office.

     C. Except as may otherwise be set forth in this Agreement with respect to particular matters, the Custodian shall be held only to the exercise of reasonable care and diligence in carrying out the provisions of this Agreement, provided that the Custodian shall not thereby be required to take any action which is in contravention of any applicable law. The Corporation on behalf the Fund agrees to indemnify and hold harmless the Custodian and its nominees from all claims and liabilities (including counsel fees) incurred or assessed against it or its nominees in connection with the performance of this Agreement, except such as may arise from its or its nominee's breach of the relevant standard of conduct set forth in this Agreement. Without limiting the foregoing indemnification obligation of the Corporation on behalf of the Fund, the Corporation agrees to indemnify the Custodian and its nominees against any liability the Custodian or such nominee may incur by reason of taxes assessed to the Custodian or such nominee or other costs, liability or expense incurred by the Custodian or such nominee resulting directly or indirectly from the fact that portfolio securities or other property of the Fund are registered in the name of the Custodian or such nominee.

     It is also understood that the Custodian shall not be liable for any loss involving any securities, currencies, deposits or other property of the Fund, whether maintained by it, a Subcustodian, an agent of the Custodian or a Subcustodian, a Securities System, or a Banking Institution, or a loss arising from a foreign currency transaction or contract, resulting from a Sovereign Risk. A "Sovereign Risk" shall mean nationalization, expropriation, devaluation, revaluation, confiscation, seizure, cancellation, destruction or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, taxes, levies or other charges affecting the Fund's property; or acts of war, terrorism, insurrection or revolution; or any other similar act or event beyond the Custodian's control.

     D. The Custodian shall be entitled to receive reimbursement from the Fund on demand, in the manner provided in Section 7, for its cash disbursements, expenses and charges (including the fees and expenses of any Subcustodian or any Agent) in connection with this Agreement, but excluding salaries and usual overhead expenses.

     E. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company as its agent (an "Agent") to carry out such of the provisions of this Agreement as the Custodian may from time to time direct, provided, however, that the appointment of such Agent (other than an Agent appointed pursuant to the third paragraph of Section
3) shall not relieve the Custodian of any of its responsibilities under this Agreement.

     F. Upon request, the Corporation on behalf of the Fund shall deliver to the Custodian such proxies, powers of attorney or other instruments as may be reasonable and necessary or desirable in connection with the performance by the Custodian or any Subcustodian of their respective obligations under this Agreement or any applicable subcustodian agreement.

     7. The Corporation on behalf of the Fund shall pay the Custodian a custody fee based on such fee schedule as may from time to time be agreed upon in writing by the Custodian and the Corporation on behalf of the Fund. Such fee, together with all amounts for which the Custodian is to be reimbursed in accordance with Section 6D, shall be billed to the Fund in such a manner as to permit payment either by a direct cash payment to the Custodian or by placing Fund portfolio transactions with the Custodian resulting in an agreed-upon amount of commissions being paid to the Custodian within an agreed-upon period of time.

     8. This Agreement shall continue in full force and effect until terminated by either party by an instrument in writing delivered or mailed, postage prepaid, to the other party, such termination to take effect not sooner than sixty (60) days after the date of such delivery or mailing. In the event of termination the Custodian shall be entitled to receive prior to delivery of the securities, funds and other property held by it all accrued fees and unreimbursed expenses the payment of which is contemplated by Sections 6D and 7, upon receipt by the Corporation of a statement setting forth such fees and expenses.

     In the event of the appointment of a successor custodian, it is agreed that the funds and securities owned by the Corporation on behalf of the Corporation and held by the Custodian or any

Subcustodian shall be delivered to the successor custodian, and the Custodian agrees to cooperate with the Corporation in execution of documents and performance of other actions necessary or desirable in order to substitute the successor custodian for the Custodian under this Agreement.

     9. This Agreement constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter hereof. No provision of this Agreement may be amended or terminated except by a statement in writing signed by the party against which enforcement of the amendment or termination is sought.

     In connection with the operation of this Agreement, the Custodian and the Corporation on behalf of the Fund may agree in writing from time to time on such provisions interpretative of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. No interpretative or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

     10. This instrument is executed and delivered in The Commonwealth of Massachusetts and shall be governed by and construed according to the laws of said Commonwealth.

     11. Notices and other writings delivered or mailed postage prepaid to the Fund addressed to the Fund at 345 Park Avenue, New York, New York 10022, or to such other address as the Fund may have designated to the Custodian in writing, or to the Custodian at 40 Water Street, Boston, Massachusetts 02109, Attention:
Manager, Securities Department, or to such other address as the Custodian may have designated to the Corporation in writing, shall be deemed to have been properly delivered or given hereunder to the respective addressee.

     12. This Agreement shall be binding on and shall inure to the benefit of the Corporation on behalf of the Fund and the Custodian and their respective successors and assigns, provided that neither party hereto may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party.

     13. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when one or more counterparts have been signed and delivered by each of the parties.

     14. Separate Series. The Custodian shall look only to the assets of the Fund in satisfaction of any claims under this

Agreement inasmuch as no series of the Corporation shall be liable for the obligations of any other series.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and behalf on the day and year first above written.


SCUDDER GLOBAL FUND, INC.              BROWN BROTHERS HARRIMAN & CO
 (on behalf of Scudder
International Bond Fund)



By /s/ [Illegible]                     By /s/ [Illegible]
  ------------------------------         ------------------------------------

                         SCUDDER INTERNATIONAL BOND FUND

                                   APPENDIX A

COUNTRY                        SUBCUSTODIAN                                     DEPOSITORY
-------                        ------------                                     ----------
AUSTRIA            MORGAN GUARANTY TRUST COMPANY OF NEW YORK, BRUSSELS              NONE
BELGIUM            MORGAN GUARANTY TRUST COMPANY OF NEW YORK, BRUSSELS              C.I.K.
DENMARK            MORGAN GUARANTY TRUST COMPANY OF NEW YORK, BRUSSELS              NONE
FINLAND            MORGAN GUARANTY TRUST COMPANY OF NEW YORK, BRUSSELS              NONE
FRANCE             MORGAN GUARANTY TRUST COMPANY OF NEW YORK, PARIS               SICOVAM
GERMANY            MORGAN GUARANTY TRUST COMPANY OF NEW YORK, FRANKFURT         KASSENVEREIN
ITALY              BANCA COMMERCIALE ITALIANA SUBCUSTODIAN FOR
                     MORGAN GUARANTY TRUST COMPANY OF NEW YORK, BRUSSELS        MONTE TITOLI
NETHERLANDS        MORGAN BANK NEDERLAND                                           NECIGEF
NORWAY             MORGAN GUARANTY TRUST COMPANY OF NEW YORK, BRUSSELS              NONE
SPAIN              BANCO DE SANTANDER, SUBCUSTODIAN FOR
                     MORGAN GUARANTY TRUST COMPANY OF NEW YORK, BRUSSELS            NONE
SWEDEN             MORGAN GUARANTY TRUST COMPANY OF NEW YORK, BRUSSELS            EUROCLEAR
SWITZERLAND        MORGAN GUARANTY TRUST COMPANY OF NEW YORK, ZURICH                SEGA
UNITED KINGDOM     MORGAN GUARANTY TRUST COMPANY OF NEW YORK, LONDON              TALISMAN
JAPAN              MORGAN GUARANTY TRUST COMPANY OF NEW YORK, TOKYO                 NONE
AUSTRALIA          NATIONAL AUSTRALIA BANK                                          NONE
HONG KONG          THE CHASE MANHATTAN BANK N. A., HONG KONG                        NONE
SINGAPORE          THE CHASE MANHATTAN BANK N. A., SINGAPORE                        NONE
SOUTH AFRICA       BARCLAYS BANK, JOHANNESBURG SUBCUSTODIAN FOR
                     MORGAN GUARANTY TRUST COMPANY OF NEW YORK, BRUSSELS            NONE
MEXICO             CITIBANK, N. A., MEXICO                                          NONE
PHILIPPINES        CITIBANK, N. A., MANILA                                          NONE
CANADA             CANADIAN IMPERIAL BANK OF COMMERCE                               CDS


TRANSNATIONAL      OPERATED BY MORGAN GUARANTY TRUST COMPANY OF NEW YORK,         EUROCLEAR
                     BRUSSELS

APPROVED:          /s/ [Illegible]                7/3/88
                   -------------------------------------
                                                    DATE

                                   APPENDIX B

INFORMATION                            PREFERRED AUTHORIZED SOURCES
-----------                            ----------------------------

1.  PRICE QUOTATIONS,                  CAZENOVE INCORPORATED

2.  CORPORATE ACTIONS,                 INTERACTIVE DATA CORPORATION
    DIVIDENDS, RIGHTS                  VALORINFORM (GENEVA)
    OFFERINGS

3.  FOREIGN EXCHANGE QUOTATIONS        REUTERS, LIMITED
                                       BROWN BROTHERS HARRIMAN & CO.,
                                       NEW YORK


INFORMATION                            SUPPLEMENTARY AUTHORIZED SOURCES
-----------                            --------------------------------

1.  PRICE QUOTATIONS                   QUOTRON
                                       REUTERS, LIMITED

2.  CORPORATE ACTIONS,                 CAZENOVE INCORPORATED
    DIVIDENDS,                         SUBCUSTODIAN BANKS
    RIGHTS OFFERINGS                   FUND MANAGERS
                                       EXTEL (LONDON)
                                       FOREIGN BROKERS
                                       WEEKLY OFFICIAL INTELLIGENCE
                                         (LONDON)
                                       SYDNEY STOCK EXCHANGE
                                       REPORT (AUSTRALIA)
                                       WEEKLY GAZETTE (HONG KONG)
                                       J.M. SASSOON & CO. (SINGAPORE)
                                       BONDHOLDERS REGISTER (LONDON)


Supplementary Authorized Sources shall be used only if the Custodian is unable to obtain required information from a Preferred Authorized Source.